UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment #1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2015

                   Blue Water Bar & Grill, Inc.

 (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	333-194482 (Commission File Number)	46-3073820 (I.R.S. Employer Identification Number)

              Lake Side Drive #5, Indigo Bay, Cole Bay, St. Maarten, Dutch West Indies

 (Address of principal executive offices and zip code)

            Tel: (949) 264-1475, Fax: (949) 607-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Explanatory Note

This Amendment No. 1 on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on November 2, 2015 (“Original 8-K”) by Blue Water Bar & Grill, Inc. (“Blue Water”).  The sole purpose of this amendment is to disclose the rescinding of the issuance of unregistered equity securities described in Item 3.02.  This Form 8-K/A does not otherwise amend, update or revise the Original 8-K in any way.

Item 3.02

Unregistered Sales of Equity Securities

Reduction of $97,625 in Outstanding Accounts Payable

On November 2, 2015, Blue Water issued 97,625 shares of its Series A Preferred Stock, $0.001 par value, to Taurus Financial Partners, LLC (“Taurus”) as payment for $97,625 in outstanding accounts payable.  These shares of preferred stock are restricted for a minimum period of two years from the date of issue.

This issuance has been mutually rescinded by Blue Water and Taurus.  As of February 25, 2016, Blue Water had -0- shares of its Series A Preferred Stock issued and outstanding.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Designation of Series A Preferred Stock

On November 2, 2015 our Board of Directors authorized a class of preferred stock consisting of up to 250,000 shares and designated it Series A Preferred Stock.  The Series A Preferred Stock has the following terms and rights:

Designation and Amount.

This class of preferred stock shall be designated Series A Preferred Stock (“Preferred Stock”), $0.001 par value.  The Corporation’s Board of Directors may issue up to two-hundred fifty-thousand (250,000) shares of this Preferred Stock.

Rank.

The Preferred Stock shall rank superior to the Corporation’s common stock and all other classes (currently outstanding or future) of preferred stock.

Dividends.

The Preferred Stock is eligible for all legal dividends as may be approved by the Corporation’s Board of Directors.  In the event a dividend is declared across multiple classes of stock, the amount of any dividend to be received by holders of the Preferred Stock shall be calculated on a fully-diluted, pro-rata basis with the other classes of stock participating in said dividend.

Voting Rights.

Holders of the Preferred Stock shall have the right to vote on any and all matters with holders of common stock (and other classes of preferred stock, if any) by aggregating votes into one (1) class of stock.  Each share of Preferred Stock shall have five-thousand (5,000) votes for any election or other vote placed before the shareholders of the Corporation, regardless if the vote is taken with or without a shareholders’ meeting.  Holders of the Preferred Stock may not cumulate their votes in any voting matter.

Conversion.

After a minimum holding period of two (2) years from the date of issue, holders of shares of Preferred Stock may, at their sole option, convert all or a portion of their holdings of Preferred Stock into shares of the Corporation’s common stock at a ratio of one (1) share of Preferred Stock for five-thousand (5,000) shares of common stock.  There is no requirement for holders to convert their holdings into shares of common stock.

Redemption by Corporation.

After a minimum period of two (2) years from the date of issue the Corporation may, at its sole option, redeem some or all of the Preferred Stock in either cash, common stock (as per the conversion calculation herein), or a combination thereof.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER BAR & GRILL, INC.

Dated: February 25, 2016

By:

/s/ J. Scott Sitra

J. Scott Sitra

President and Chief Executive Officer

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